Exhibit 99.1

Media	Investors
Janis Allen	Isaac Garden
(805) 330-4899	(818) 264-4907

PennyMac Financial Services, Inc. Announces

Promotions of Executive Officers

Westlake Village, CA, December 16, 2020 – PennyMac Financial Services, Inc. (NYSE: PFSI) today announced that Andrew S. Chang, currently Senior Managing Director and Chief Financial Officer, will become Senior Managing Director and Chief Operating Officer of the Company.

In this new role, Mr. Chang will continue to oversee the Company’s finance division and will add responsibilities for enterprise operations, including marketing, human resources, corporate administration and regulatory relations; information technology; enterprise risk; and strategic planning and corporate sustainability. Mr. Chang will continue to report directly to David A. Spector, President and Chief Executive Officer of PennyMac Financial.

In addition, PennyMac Financial announced that Daniel S. Perotti, currently Senior Managing Director and Deputy Chief Financial Officer, will become Senior Managing Director and Chief Financial Officer, with overall responsibility for the Company’s financial management. Mr. Perotti will continue to report directly to Mr. Chang.

“I am pleased to announce these promotions for Andy and Dan which reflect the continued evolution of our organizational structure to ensure PennyMac’s long-term success,” said Mr. Spector. “I look forward to continue leading the Company, with a deep senior management team that includes Doug Jones, Andy Chang and Vandy Fartaj, as we build on our leadership in the mortgage industry and are in a great position to achieve further success and growth in the years to come.”

The foregoing changes are effective January 1, 2021.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.

Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry. For the twelve months ended September 30, 2020, PennyMac Financial’s production of newly originated loans totaled $170 billion in unpaid principal balance, making it the third largest mortgage lender in the nation. As of September 30, 2020, PennyMac Financial serviced loans totaling $402 billion in unpaid principal balance, making it the seventh largest mortgage servicer in the nation.

Additional information about PennyMac Financial Services, Inc. is available at ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; expected discontinuation of LIBOR; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; maintaining sufficient capital and liquidity to support business growth including compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or investment strategies or expansion of existing business activities or investment strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.